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                                                                    EXHIBIT 23.4

[NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into this Registration Statement on Form S-1 of El Paso Energy Management, LLC of our reserve reports dated as of December 31, 1999, 2000, and 2001, each of which is included in the Annual Report on Form 10-K of El Paso Energy Partners, L.P. for the year ended December 31, 2001. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.



                                       NETHERLAND, SEWELL & ASSOCIATES, INC.

                                       By: /s/ C.H. (Scott) Rees III
                                          -------------------------------------
                                          C.H. (Scott) Rees III
                                          President and Chief Operating Officer

Dallas, Texas
August 12, 2002